UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2016

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 N.W. 77th Avenue, Miami, Florida	33166
(Address of principal executive offices)	(Zip Code)

(305) 441-6901

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 28, 2016, Spanish Broadcasting System, Inc. (the “Company”) received a written notice (the “Notice”) from The Nasdaq Stock Market (“NASDAQ”), advising us that the market value of our Class A common stock for the previous 30 consecutive business days had been below the minimum $15,000,000 (“Market Value of Publicly Held Shares Requirement”) required for continued listing on the NASDAQ Global Market pursuant to NASDAQ Listing Rule 5450(b)(3)(C) (the “Rule”).

Pursuant to NASDAQ Listing Rule 5810(c)(3)(D), the Company has been provided an initial grace period of 180 calendar days, or until July 26, 2016, to regain compliance with the Rule.  The Notice further provides that NASDAQ will provide written confirmation stating that the Company has achieved compliance with the Rule if at any time before July 26, 2016, the market value of the Company’s publicly held shares closes at $15,000,000 or more for a minimum of 10 consecutive business days.  If the Company does not regain compliance with the Rule by July 26, 2016, NASDAQ will provide written notification to the Company that the Company’s common stock is subject to delisting from the Nasdaq Global Market, at which time the Company will have an opportunity to appeal the determination to a NASDAQ Hearings Panel.

The Company intends to use all reasonable efforts to maintain the listing of its common stock on the NASDAQ Global Market, but there can be no guarantee that the Company will regain compliance with the Market Value of Publicly Held Shares Requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC. (Registrant)

February 03, 2016	By:	/s/ Joseph A. García
Joseph A. García
Chief Financial Officer